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                                                                EXHIBIT 23.5



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Interpoint Corporation

We consent to the use of our report incorporated herein by reference relating to the statements of income, stockholders' equity and cash flows of Advanced Digital Information Corporation for the year ended September 30, 1993.


KPMG Peat Marwick LLP

Seattle, Washington
September 6, 1996